UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 997-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Principal Officers: Election of Directors: Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2008, Mark A. Bathurst resigned from the UAL Corporation Board of Directors.  Captain Bathurst’s resignation coincides with the end of his term as of the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA-MEC”), the holder of the Class Pilot MEC Junior Preferred Stock.

Pursuant to the Restated Certificate of UAL Corporation, the holder of the Class Pilot MEC Junior Preferred Stock has the right to fill any vacancy resulting from the resignation of the ALPA-MEC director.  To fill the vacancy resulting from Captain Bathurst’s departure, ALPA-MEC elected Stephen A. Wallach as Chairman of the ALPA-MEC and as a new member of the UAL Board, effective January 1, 2008.  At this time, the Board has not designated the committees upon which Mr. Wallach will serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

            By:  /s/ Paul R. Lovejoy
          Name: Paul R. Lovejoy
                    Title:   Senior Vice President,
                        General Counsel and Secretary

Date: January 4, 2008